UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling Plaza 2 3rd Floor 3545 Factoria Blvd SE
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, Expeditors International of Washington, Inc. (the "Company" or "Expeditors") named Robert A. Martinez, current Senior Vice President - The Americas as the Company’s new President - Global Products, effective June 1, 2025.

Robert A. Martinez, 44, joined Expeditors in 2003 in Customs Brokerage as a Customer Service Representative in Laredo, TX, and became a Management Trainee in Dallas, TX in 2004. After graduating from the Management Trainee program, Robert became the District Manager in McAllen, TX and then was promoted to El Paso, TX Distribution Manager in 2011, and then to El Paso, TX District Manager in 2013. Mr. Martinez was named Regional Director of Mexico in 2017, was promoted to Regional Vice President, Mexico and Southern Border in 2019, and then promoted to Senior Vice President of The Americas in October 2023.

There are no arrangements or understandings between Mr. Martinez and any other persons pursuant to which Mr. Martinez was appointed President - Global Products. Mr. Martinez does not have any family relationship with any of the Company’s Board of Directors or executive officers or any persons nominated or chosen by the Company to be a Director or executive officer. Mr. Martinez has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	April 23, 2025	By:	/s/ Bradley S. Powell
Bradley S. Powell, Senior Vice President and Chief Financial Officer